EXHIBIT A to the
CHIEF COMPLIANCE OFFICER AGREEMENT
by and between U.S. BANCORP FUND SERVICES, LLC, ETF SERIES SOLUTIONS, and JAMES R. BUTZ

Amended and Restated July 11, 2017

SCHEDULE OF FUNDS OF TRUST FOR WHICH COMPLIANCE OFFICER IS
DESIGNATED AND APPOINTED TO THE POSITION OF CHIEF COMPLIANCE OFFICER

Fund Name	Adviser	Sub-Adviser	Date of Appointment
AlphaClone Alternative Alpha ETF	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	May 13, 2013
Vident International Equity Fund	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	August 22, 2013
Vident Core U.S. Equity Fund	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	November 14, 2013
Deep Value ETF	Exchange Traded Concepts, LLC	Mellon Capital Management Corporation	February 26, 2014
Vident Core U.S. Bond Strategy ETF	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	September 2, 2014
Validea Market Legends ETF	Validea Capital Management LLC	N/A	November 17, 2014
Diamond Hill Valuation-Weighted 500 ETF	Diamond Hill Capital Management, Inc.	N/A	November 17, 2014
Master Income ETF	Exchange Traded Concepts, LLC	Penserra Capital Management, LLC	November 17, 2014
AlphaMark Actively Managed Small Cap ETF	AlphaMark Advisors, LLC	N/A	February 19, 2015
U.S. Global Jets ETF	U.S. Global Investors, Inc.	N/A	February 19, 2015
Loncar Cancer Immunotherapy ETF	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	August 17, 2015
AlphaClone International ETF	Coefficient Capital, Inc.	Vident Investment Advisory, LLC	August 17, 2015
Aptus Behavioral Momentum ETF	Aptus Capital Advisors, LLC	Penserra Capital Management, LLC	February 18, 2016
Premise Capital Frontier Advantage Diversified Tactical ETF	Premise Capital, LLC	N/A	April 14, 2016
American Customer Satisfaction Core Alpha ETF	CSat Investment Advisory, L.P.	N/A	July 14, 2016
SerenityShares Impact ETF	SerenityShares Investments LLC	Vident Investment Advisory, LLC	January 26, 2017
ClearShares OCIO ETF	ClearShares LLC	N/A	April 27, 2017
Brand Value ETF	CSat Investment Advisory, L.P.	N/A	April 27, 2017
U.S. Global GO GOLD and Precious Metal Miners ETF	U.S. Global Investors, Inc.	N/A	May 1, 2017
Reverse Cap Weighted U.S. Large Cap ETF	CSat Investment Advisory, L.P.	N/A	July 11, 2017
 [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this amended and restated exhibit as of the day and year written above.
U.S. BANCORP FUND SERVICES, LLC

/s/ Anita Zagrodnik
Anita Zagrodnik
Senior Vice President

ETF SERIES SOLUTIONS

/s/ Michael D. Barolsky
Michael D. Barolsky, Esq.
Vice President

CHIEF COMPLIANCE OFFICER

/s/ James R. Butz
James R. Butz

Signature Page to
Exhibit A to the
Chief Compliance Officer Agreement